UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203
(Address of principal executive offices, including zip code)

(205) 583-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.	Other Events.

Each of Alabama National BanCorporation’s wholly-owned subsidiary banks (the “Banks”) is required to submit to the Federal Deposit Insurance Corporation certain reports entitled “Consolidated Reports of Condition and Income” (each, a “Call Report” and collectively, the “Call Reports”). The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council and consist of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which each such Call Report relates. However, the financial information for each of the Banks that is reflected in the Call Reports does not contain holding company financial information and therefore cannot be aggregated to calculate consolidated financial results for Alabama National BanCorporation.

The publicly available portions of the Banks’ Call Reports, once posted by the FDIC, are publicly available at the Federal Deposit Insurance Corporation (the “FDIC”), 550 17th Street, N.W., Washington, D.C. 20429 and on the FDIC’s website at http://www2.fdic.gov/Call_TFR_Rpts/. On January 30, 2007, each of the Banks filed a Call Report for the period ended December 31, 2007 with the FDIC. Alabama National BanCorporation anticipates the Call Reports will be available on the FDIC’s website on or after January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

	By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer
Dated: January 31, 2008